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                                                                     EXHIBIT 3.2

                                 RESTATED BYLAWS
                                       OF
                           KNIGHT TRANSPORTATION, INC.



                  The Bylaws of Knight Transportation, Inc., set forth below, restate and supersede in their entirety the Bylaws adopted by the corporation on December 20, 1996, effective as of the time set forth in Section 9 below.


Section 1.        Identification

                  1.1 Name. The name of the corporation is Knight
Transportation, Inc.

                  1.2 Principal Office. The principal office of the corporation shall be at 5601 West Buckeye Road, Phoenix, Arizona, and additional offices may be maintained at such other places within or without the State of Arizona as the Board of Directors may from time to time designate.

                  1.3 Fiscal Year. The fiscal year of the corporation shall be the calendar year ending December 31 of each year.

Section 2.        Meetings of Shareholders

                  2.1 Annual Meeting. Effective for calendar years beginning after December 31, 1994, the annual meeting of shareholders shall be held on the second Wednesday in May, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

                  2.2 Notice. No notice of the annual meeting need be given. Unless properly waived, notice of any special meeting shall be mailed to the last known address of each shareholder as the same appears on the records of the corporation, at least ten (10) days and not more than fifty (50) days prior to such meeting, and shall state in general the purposes for which it is called. Notice to shareholders shall not be necessary for any adjourned annual or special meeting except the statement at such meeting in making adjournment.

                  2.3 Presiding Officer. The Chairman, or in his absence, a chairman appointed by the shareholders present, shall call meetings of the shareholders to order, and shall act as chairman thereof.

                  2.4 Quorum. A majority of the voting stock issued and outstanding, represented by the holders thereof either in person or by proxy, appointed by an instrument in writing and subscribed by such shareholder, shall be a quorum at all meetings of shareholders.
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                  2.5 Adjournment. If at any annual or special meeting of
shareholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time of such meeting may, at the end of an hour, adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been held.

                  2.6 Special Meetings. Special Meetings of shareholders may be called for any purpose by the vote of a majority of the Corporation's Board of Directors. In addition, a special meeting of shareholders may be called by those shareholders holding one-tenth of the capital stock issued and outstanding, provided that the request for such meeting is delivered to the President setting forth the object of the meeting and its purposes and requesting that the President call a special meeting of shareholders. The President, upon receipt of such a request, shall issue notice of a special meeting of shareholders not later than 60 days after the President has received the request. Notice of a special meeting of shareholders shall be issued in accordance with Section 2.2.

                  2.7 Voting. At all annual and special meetings of shareholders, every holder of voting shares of stock may appear and vote either in person or by proxy in writing, and shall have one vote for each share of voting stock, so held and represented at such meeting, with the right to cumulate such votes for the election of directors. All proxies shall be filed with the Secretary of the corporation prior to any meeting for which they are to be effective. Upon demand of any shareholder, voting upon any question at any meeting shall be by ballot.

                  2.8 Order of Business and Rules of Procedure. The order of business and the rules of procedure used at any meeting of the shareholders shall be as determined by the chairman.

                  2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than sixty (60) days nor less than ten (10) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for any such purpose, then the record date shall be determined in accordance with
Section 10-030 of the Arizona Revised Statutes. When a determination of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.


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                  2.10 Voting List. The Secretary of the corporation shall make from the stock transfer books a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

                  2.11 Action Without A Meeting. Any action required to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of shareholders and may be stated as such in any document.

Section 3.        Board of Directors

                  3.1      Number and Class.

                           (a) The Articles of Incorporation authorize the
business and affairs of the Corporation to be managed and controlled by a Board of Directors of not less than three (3) nor more than eleven (11) directors, who need not be shareholders of the Corporation or residents of this State. The Board shall be comprised of nine (9) members, but by a vote of a majority of the Board of Directors, additional directors may be added.

                           (b) Effective as of the May 2000 annual meeting of
shareholders, if the number of the Corporation's directors equals eight ( 8) or less, the Corporation's Board of Directors will be divided into two classes of directors (Class I and Class II), with the number of directors in each class to be as nearly equal as reasonably possible.

                           (c) If at any time the number of the Corporation's
directors equals nine (9) or more, the Corporation's Board of Directors shall be divided into three classes of directors (Class I, Class II and Class III) at the next annual meeting of Shareholders at which any director stands for election, and all of the directors of the Corporation shall stand for election at such meeting, notwithstanding the fact that a director's term may not have expired. There shall not be less than three directors in each class, and the number of directors in each class is to be as equal as possible.

                           (d) Newly created directorships resulting from any
increase in the number of authorized directors, vacancies arising from a director's resignation or removal, or directorships eliminated as a result of a decrease in the number of authorized directors, shall be apportioned by the Board of Directors among the Class I, and Class II directors (and Class III directors, at such time as the Corporation's directors consist of nine (9) or more members), as nearly equally as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director.


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                  3.2      Term.

                           (a) The initial terms of office for the Class I and
Class II directors elected at the May 2000 annual meeting of the shareholders shall be as follows:

                           (1) Class I directors shall be elected to serve for a
term commencing with their election at the May 2000 annual meeting of shareholders and expiring on the conclusion of the 2001 annual meeting of shareholders; and

                           (2) Class II directors shall be elected to serve for
a term commencing with their election at the May 2000 annual meeting of shareholders and expiring on the conclusion of the 2002 annual meeting of shareholders.

                           (3) Commencing with the 2001 annual meeting of
shareholders and continuing at each annual meeting of shareholders thereafter, a director elected in a class to succeed a director in that class whose term has expired shall be elected to serve until the conclusion of the second succeeding annual meeting of shareholders from the date of such director's election or until such director's successor shall have been duly elected and qualified.

                           (b) Notwithstanding Section 3.2(a) above, the initial
terms of office for the Class I, Class II and Class III directors elected at the first annual meeting of shareholders in which there are three classes of directors shall be as follows:

                           (1) Class I directors shall be elected to serve for a
one (1) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the next succeeding annual meeting of Shareholders;

                           (2) Class II directors shall be elected to serve for
a two (2) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the second succeeding annual meeting of shareholders; and

                           (3) Class III directors shall be elected to serve for
a three (3) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the third succeeding annual meeting of shareholders

                           (4) Beginning with the first annual meeting of
shareholders following the first election of Class I, Class II and Class III directors under this Section 3, and continuing at each annual meeting of shareholders thereafter, each director elected in a class shall be elected to serve for a term ending with the conclusion of the third succeeding annual meeting of shareholders after the date of such director's election.


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                  3.3 Voting. The system of cumulative voting shall be applied to the election of directors within each class of directors. The Board of Directors shall designate the class to which each director is assigned.

                  3.4 Annual Meeting. Immediately after the annual meeting of the shareholders, the newly-elected directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.

                  3.5 Special Meetings. Special meetings of the Board may be held after proper notice has been given, unless properly waived. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.

                  3.6 Notice of Meetings. No notice of the annual meeting of the Board of Directors need be given. Unless properly waived, notice of any special meeting of the Board of Directors, stating the time and in general terms the purpose or purposes thereof, shall be mailed to all of the directors at least ten (10) days prior to such meeting, to the last known address of each director as the same appear on the records of the corporation.

                  3.7 Place of Meeting. The directors shall hold their meetings, have an office and keep the books of the corporation at such place or places within or without the State of Arizona as the Board of Directors from time to time may determine. Unless otherwise determined, such place shall be at the principal office of the corporation, as stated in Section 1.2 hereof. Meetings of the Board of Directors, whether regular or special, may be held by means of telephone conference or similar equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                  3.8 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or the Bylaws.

                  3.9 Chairman. At all meetings of the Board of Directors the Chairman, or in his absence a chairman chosen by the directors present, shall preside.

                  3.10 Committees of the Board. The Board of Directors may establish such committees of the Board as it determines to be appropriate from time to time, and each committee may appoint officers from among its members and prescribe its own rules. The following shall be standing committees of the Board of Directors:

                           (a) Executive Committee: The Executive Committee
shall consist of the Chairman of the Board and at least one other director who is not an officer of the Company, who shall be appointed annually by the Board of Directors, and who shall continue to serve until his successor is appointed. The Committee shall act as an Executive Committee of the Board, except when the Board is in session, and shall have and exercise all powers that the Board of


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Directors may exercise and lawfully delegate. A quorum of the Committee for the transaction of business shall be a majority of its members, including not less than one Director who is not an officer of the Company.

                           (b) Audit Committee: The Audit Committee shall
consist of not less than two nor more than three directors of the Company who are neither officers nor directors nor 10% shareholders of the Company. The Audit Committee shall adopt a written charter specifying its duties. The Audit Committee shall assist the Board of Directors to ensure the fairness and accuracy of the Company's financial statements and to ensure the existence of appropriate internal financial controls, and the independence of the independent public accountants engaged to audit the Company's financial statements and books and records and to render financial reports concerning the Company and its subsidiaries. Each member of the Audit Committee shall have a general familiarity with the requirements of financial reporting and accountability. From time to time the Board may appoint committees for any purpose, who shall have such power as shall be specified in the resolution of appointment.

                  3.11 Compensation. Any officer or employee of the corporation serving as a director and all members of committees shall serve without compensation; however, they shall be paid the necessary expenses incurred in the execution of their duties. Independent directors who are not employees of the corporation may receive such compensation as the Board of Directors, from time to time, determines appropriate. Nothing herein shall preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

                  3.12 Vacancies. In case of any vacancy among the directors through death, resignation, disqualification, or other cause, or in the case of a vacancy arising from the creation of a new directorship, the other directors, by affirmative vote of a majority thereof, may fill such vacancy for the unexpired portion of the term of directorship which is vacant, and until election of and qualification of his successor.

                  3.13 Action Without A Meeting. Any action that may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the directors or all of the members of the committee, as the case may be.

Section 4.        Officers

                  4.1 Executive. The executive officers of the corporation shall be a Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer and Secretary and any other officers as may from time to time be appointed, each of whom shall hold his office during the pleasure of the Board of Directors.

                  4.2 Tenure of Office. All officers shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.


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                  4.3 Chairman. The Chairman shall preside at all meetings of the shareholders and of the directors. He may, from time to time, call special meetings of the Board of Directors whenever he shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request him in writing to do so. The Chairman, in the event of the Chief Executive Officer's absence or inability to act, shall have all of the powers of the Chief Executive Officer. The Chairman may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the corporation. The Chairman shall do and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

                  4.4 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation, and shall have general charge of the business and affairs of the corporation. He may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the corporation. The Chief Executive Officer, in the event of the Chairman's absence or inability to act, shall have all of the powers of the Chairman. The President shall do and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

                  4.5 President. The President shall be the chief operating officer and shall be responsible for all corporate sales and all operations of the corporation's truck fleet. He may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the corporation. The President, in the event of the absence or inability of the Chairman and Chief Executive Officer to act, shall have all the powers of both officers. The President shall do and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

                  4.6 Vice President. The Vice President may be designated as Executive Vice President. Any person appointed Executive Vice President may, in the event of the President's absence or inability to act, have all of the powers of the President. The Executive Vice President may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Company in an amount authorized by the Board of Directors. The Executive Vice President shall have general charge of the sales and marketing aspects of the Company's Los Angeles operations. He shall perform such other duties as the Board of Directors shall delegate to him.

                  4.7 Secretary. The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of shareholders. He shall attend to the giving and serving of all notices for the corporation when directed by the President. He may sign with the President, in the name of the corporation, all contracts authorized by the Board, and shall have authority to affix the seal of the corporation thereto. He shall have charge of all certificate books and such other books and papers as the Board may direct; he shall sign, with the President, certificates of stock. He shall, in general, perform all the duties incident to the office of the Secretary, subject to the control of the Board.


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                  4.8 Chief Financial Officer; Treasurer. The offices of
Treasurer and Chief Financial Officer shall be occupied by the same person and shall have the same duties and obligations. The Treasurer shall have the custody of all the funds and securities of the corporation which may come into his hands. He may endorse on behalf of the corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign receipts and vouchers for payments made to the corporation. He may sign checks made by the corporation and pay out and dispose of the same under the direction of the Board. He may sign, with the President, or such other person or persons as may be designated by the Board, all authorized promissory notes and bills of exchange of the corporation; whenever required by the Board he shall render a statement of his cash accounts. He shall enter regularly in books of the corporation, to be kept by him for that purpose, full and accurate accounts of all monies received and paid by him on account of the corporation. He shall perform all duties incident to the position of Treasurer subject to the control of the Board. The powers and duties of the Treasurer may be exercised and performed by any of the other officers, as the Board may direct.

                  4.9 Miscellaneous. Assistant Secretaries and Assistant Treasurers may be selected by the Board of Directors at any meeting. They shall perform any and all duties of the Secretary and of the Treasurer in the absence or incapacity of either, and such other duties as the Board of Directors may require.

Section 5.        Capital Stock

                  5.1 Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, or any wholly owned subsidiary, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute consideration for the issuance of shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be final and conclusive. No certificate shall be issued for any share until the share is fully paid.

                  5.2 Certificates Representing Shares. Each holder of capital stock of the corporation shall be entitled to a certificate signed by the President and the Secretary of the corporation, and sealed with the corporate seal, certifying the number of shares owned by him in the corporation.

                  5.3 Lost, Stolen or Destroyed Certificates. The corporation shall issue a new stock certificate in place of any certificate theretofore issued where the holder of record of the certificate:


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                           (a) Makes proof in affidavit form that the
certificate has been lost, destroyed or wrongfully taken;

                           (b) Requests the issuance of a new certificate before
the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

                           (c) Gives a bond in such form and with such surety as
the corporation may direct, to indemnify the corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate;

                           (d) Satisfies any other reasonable requirement
imposed by the corporation.

                  When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

                   5.4 Purchase of Its Own Shares. The corporation may purchase its own shares of stock from the holders thereof subject to the limitations imposed by the Articles of Incorporation with respect thereto.

                   5.5 Dividends. The Board, in its discretion, may from time to time declare dividends upon the capital stock from the surplus or net profits of the corporation when and in the manner it deems advisable, so long as no rule of law is thereby violated.

Section 6.        Waiver of Notice

                  Any shareholder, director or officer may waive any notice required to be given by these Bylaws of any meeting otherwise prescribed hereunder. Any meeting at which all shareholders or directors are present (or with respect to which notice is waived by any absent shareholder or director) may be held at any time for any purpose and at any place and shall be deemed to have been validly called and held, and all acts performed and all business conducted at such meeting shall be valid in all respects.


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Section 7.        Indemnification

                  7.1 Indemnification. The corporation shall indemnify and save harmless all of its existing and former directors from and against all expenses incurred by them, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise, to the fullest extent not prohibited by law, as it now exists or may hereafter be amended, in connection with any proceeding, actual or threatened, to which they may be made a party by reason of their service to or at the request of the corporation, including service in their capacity as officers, unless it is established that:
(i) the act or omission of the indemnified party was committed in bad faith;
(ii) the indemnified party did not believe such act or omission to be in, or not opposed to, the best interests of the corporation; (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful; or (iv) the indemnified party is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that such person is entitled to indemnity. The corporation shall advance to any director seeking indemnification pursuant to Section 7.1 expenses, including attorneys' fees, actually and reasonably incurred in defending any civil or criminal action, suit or proceeding in advance of any final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director seeking indemnification to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. In the event the corporation is requested to indemnify an existing or former director in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person was a director, officer, or employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity, the corporation shall indemnify such person against expenses, including attorneys' fees, but excluding judgments and fines, and for amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if such person acted, or failed to act, in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper.

                  7.2 Determination by Board. Whenever any existing or former director shall report to the President that he has incurred or may incur expenses described in Section 7.1, the Board of Directors (other than any interested director) shall, at its next regular meeting or at a special meeting held within a reasonable time thereafter, determine whether, in regard to the matter involved, the person in question is entitled to indemnification pursuant to Section 7.1. If the Board determines that the standards of Section 7.1 are met, indemnification shall be made. In the event the Board of Directors refuses to indemnify a person who is determined by a court of competent jurisdiction to


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be entitled to indemnification under Section 7.1 or applicable law, the corporation shall, in addition to extending such indemnification, reimburse the person entitled to indemnification for all attorneys' fees and costs of court actually incurred. The corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been extended unreasonably refuses to cooperate in the investigation or defense of such matter or to permit the corporation, at its own expense, to retain counsel of its own choosing to defend him.

                   7.3 Indemnification Agreement. The Board of Directors may authorize the corporation to indemnify directors, officers, or employees to the fullest extent permitted by law.

                   7.4 Non-Exclusivity. The indemnification rights contained in this Section 7 shall not be exclusive of or preclude any other rights of indemnification to which a director, officer, employee or agent may be entitled, whether pursuant to law or agreement.

Section 8.        Amendment and Repeal

                  These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors in such instance as the Board may determine to be advisable; provided, however, that the provisions of Section 7 shall not be amended except with the consent of a sixty-seven percent (67%) majority of the Board of Directors. No notice need be given of any action concerning these Bylaws previous to any such meeting, if the proposed amendment, repeal or adoption of new Bylaws is one of necessity arising at such meeting, and is in furtherance of the legitimate aims of the corporation. In all other situations, unless properly waived, notice of any meeting at which any action concerning the Bylaws is proposed shall be mailed to all directors at least ten (10) days prior to such meeting, and in the same manner prescribed for giving notice of special meetings of the Board of Directors. Such notice shall state in general terms the nature of any proposed action concerning the Bylaws.

Section 9.        Effective Date

                  These Restated Bylaws of Knight Transportation, Inc. shall become effective as of April 2, 2001.


                                   /s/ Kevin P. Knight
                                   --------------------------------
                                   Kevin P. Knight, Chief Executive Officer

                                   /s/ Timothy M. Kohl
                                   --------------------------------
                                   Timothy M. Kohl, Secretary


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                                   Certificate

                  The undersigned, Timothy M. Kohl, Secretary of Knight Transportation, Inc. does hereby certify that the foregoing copy of the Bylaws of this corporation is a true and correct copy of the corporation's Bylaws, duly adopted by the Board of Directors, and that such Bylaws have not been amended or repealed.

                  DATED: April 2, 2001.

                                             /s/ Timothy M. Kohl
                                            --------------------------------
                                            Timothy M. Kohl, Secretary


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